SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K


                  CURRENT REPORT UNDER SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (date of earliest event reported):   March 6, 2000
                        Commission File Number: 0-25386


                               FX ENERGY, INC.
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             (Exact Name of Registrant as Specified in its Charter)


                  NEVADA                            87-0504461
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     State or other jurisdiction of         (IRS Employer Identification
     incorporation or organization)                     No.)



           3006 HIGHLAND DRIVE
                SUITE 206
           SALT LAKE CITY, UTAH                         84106
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     (Address of Principal Executive                  (Zip Code)
                 Offices)


               Registrant's Telephone Number, including Area Code:
                                 (801) 486-5555
                            ------------------------



                                    N/A
     ----------------------------------------------------------------------
       (Former name, former address, and formal fiscal year, if changed since last report)

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                             ITEM 5.  OTHER EVENTS

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     FX ENERGY, INC. announced March 6, 2000, FX Energy and partner Apache Corp.
(NYSE: APA) have been invited to join with the Polish Oil and Gas Company (POGC) in an ongoing exploration program in western Poland. Western Poland accounts for approximately 56% of Poland's natural gas production and 80% of Poland's reserves. This area of Poland, referred to by FX as the Radlin Area, because of the 420 bcf Radlin field that lies within the acreage boundaries, contains a number of leads defined by 2D and 3D seismic. Representatives from FX, Apache
Corp. and POGC are scheduled to meet in Poland in the next two weeks to review the prospects. FX Energy CEO David Pierce noted that, "This invitation could be a very significant event for us for two major reasons. One, it will allow us to get into operations almost immediately, drilling up to four additional wells
this year.   Secondly,  the invitation  gives us  a first  right of  refusal  to acquire an interest in the Radlin and Kleka fields that have total reserves of over 450 bcf of gas when POGC begins privatization, which we believe will
commence later  this  year."   FX  and  Apache  have also  been  working  toward
establishing a strategic partnership with POGC apart from the Radlin Area.

     In January of this year, FX Energy announced a gas discovery on its Wilga 2 well in Poland's Lublin Basin where FX Energy has concessions covering several hundred thousand acres. According to Mr. Pierce, data from a well located 5 km from Wilga 2 indicate the possibility for significant reserves to be present between the two wells. The extension of the reservoir could mean larger reserves than the original 30 to 50 bcf estimates. "Additional seismic and drilling will be required," said Mr. Pierce, noting that "FX will begin acquiring additional seismic over the entire Wilga area as soon as crews are available." The Wilga 3 appraisal well is currently drilling.

     FX Energy and its partners are exploring and evaluating approximately 15.8 million acres in Poland. Its shares are traded on NASDAQ.

     Apache Corporation is a large oil and gas independent with operations in the United States, Canada, Egypt, Western Australia, Poland and the People's Republic of China. Its common shares are traded on the New York and Chicago stock exchanges.


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                                   SIGNATURES

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      Pursuant to the requirements of the  Securities Exchange Act of 1934,  the
Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated:  March 7, 2000                     FX ENERGY, INC.



                                          By /s/ Scott J. Duncan, Vice-President